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                                                                    Exhibit 23.1

               Consent of KPMG LLP, Independent Auditors

     We consent to the incorporation by reference in the registration statement on Form S-3 (No. 333-70134) and the registration statements on Form S-8 (Nos. 333-68172 and 333-68170) of Hyseq, Inc. of our report dated February 5, 2002, relating to the consolidated balance sheets of Hyseq, Inc. as of December 31, 2001 and 2000 and the related statements of operations, stockholders' equity and cash flows for the years then ended, which report appears in the December 31, 2001, annual report on Form 10-K/A (Amendment No. 1) of Hyseq, Inc.



San Francisco, California
May 7, 2002